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                                                                   Exhibit 10(a)


                          THE SHERWIN-WILLIAMS COMPANY

                                2003 STOCK PLAN

     The Sherwin-Williams Company 2003 Stock Plan is established effective as of January 1, 2003. The purpose of the Plan is to attract and retain key executive, managerial, technical and professional personnel for The Sherwin-Williams Company and its Subsidiaries by providing incentives and rewards for performance by such personnel.

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms shall have the following respective meanings unless the context clearly indicates otherwise:

     1.01  1994 Stock Plan. The Sherwin-Williams Company 1994 Stock Plan.

     1.02 Appreciation Right. A right to receive from the Company, upon surrender of the related stock option, an amount equal to the Spread in accordance with Article IV.

     1.03 Award. An Option Right, Appreciation Right, grant or sale of Restricted Stock, or any combination of the foregoing.

     1.04 Award Document. An agreement, certificate, notice or other type or form of document or documentation which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

     1.05  Board of Directors.  The Board of Directors of the Company.

     1.06 Code. The Internal Revenue Code of 1986, as the same has been or may be amended from time-to-time.

     1.07 Committee. The Compensation and Management Development Committee of the Board of Directors or such other committee designated by the Board of Directors to administer the Plan that is composed of two (2) or more independent directors appointed by the Board of Directors.

     1.08 Common Stock. Common stock, par value $1.00 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article VIII.

     1.09 Company. The Sherwin-Williams Company, or its corporate successor or successors.

     1.10 Date of Grant. The date specified by the Board of Directors on which a grant or sale of an Award shall become effective.

     1.11 Eligible Employees. Persons who are selected by the Board of Directors and who are, at the time such persons are selected, officers (including officers who are members of the Board of Directors) or other key employees of the Company or any of its Subsidiaries.

     1.12 Fair Market Value. The average between the highest and the lowest quoted selling price of Common Stock on the New York Stock Exchange or any successor exchange.

     1.13 ISO. An "incentive stock option" within the meaning of Section 422 of the Code.

     1.14 Option Right. The right to purchase a share of Common Stock upon exercise of an option granted pursuant to Article III.

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     1.15  Participant.  An Eligible Employee named in an Award Document evidencing an outstanding Award.

     1.16 Performance Period. A period of time designated by the Board of Directors over which one or more Performance Goals may be measured.

     1.17 Performance Goal. Any of the following business criteria: earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on net assets employed; and free cash flow. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

     1.18 Plan. The Sherwin-Williams Company 2003 Stock Plan, as amended from time-to-time.

     1.19  Restricted Stock.  Shares of Common Stock granted or sold pursuant to
Article V as to which neither the substantial risk of forfeiture nor the prohibition or restriction on transfer has lapsed, terminated or been cancelled.

     1.20 Retirement. Retirement under a retirement plan of the Company or a Subsidiary at or after attaining the age of fifty-five (55) with ten (10) or more years of service or retirement at an earlier age with the consent of the Board of Directors.

     1.21 Spread. The excess of the Fair Market Value per share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related stock option.

     1.22 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting or sale of the Award each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.23  Tax Date.  The date upon which the tax is first determinable.

                                   ARTICLE II

                             COMMON STOCK AVAILABLE

     2.01 Number of Shares. The shares of Common Stock (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights or (c) awarded or sold as Restricted Stock and released from any substantial risk of forfeiture shall not exceed in the aggregate 8,500,000 shares plus the number of shares of Common Stock authorized pursuant to the 1994 Stock Plan which are not granted pursuant to the 1994 Stock Plan as of the expiration thereof, and of which not more than ten percent (10%) of such total authorized shares shall be available to be awarded or sold as Restricted Stock and released from any substantial risk of forfeiture, all subject to adjustment as provided in Articles VII and VIII. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     2.02 Reuse of Shares. In addition to the shares authorized in Section 2.01, the following shares also may again be used for future Awards under the
Plan: (a) shares awarded under the Plan or the 1994 Stock Plan that are subsequently forfeited or surrendered in accordance with the Plan or the 1994 Stock Plan, (b) shares awarded under the Plan or the 1994 Stock Plan that subsequently expire or terminate for any reason without issuance of shares of Common Stock, and (c) shares tendered by a Participant in payment of all or part of the exercise price of an Option Right granted under the Plan or the 1994 Stock Plan, and shares tendered by or withheld from a Participant in satisfaction of the withholding obligations in respect of an Option Right, an Appreciation Right or Restricted Stock granted under the Plan or the 1994 Stock Plan.
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                                  ARTICLE III

                                 OPTION RIGHTS

     3.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting of Option Rights to Eligible Employees to purchase shares of Common Stock. Each grant shall be subject to the following terms, conditions and limitations and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document:

          (A) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (B) Each grant shall specify an option price per share equal to at least the Fair Market Value per share on the Date of Grant, and that such option price shall be payable in full at the time of exercise of the Option Right either (i) in cash, (ii) by exchanging for the shares to be issued pursuant to the exercise of the Option Right previously acquired shares of Common Stock held for such period of time, if any, as the Board of Directors may require (valued at an amount equal to the Fair Market Value on the date of exercise), (iii) by delivering a properly executed exercise notice to the Company together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the exercise price, or (iv) a combination of the payment methods specified in clauses (i), (ii) and
     (iii). The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury and used by the Company for general corporate purposes.

          (C) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

          (D) The Option Rights may be either (i) options which are intended to qualify under particular provisions of the Code, including, but not limited to, ISOs, (ii) options which are not intended to so qualify or (iii) any combination of separate grants of both (i) and (ii).

          (E) Unless otherwise set forth in the applicable Award Document, an Option Right (until terminated as provided herein) shall be exercisable to the extent of one-third of the shares granted one full year from the Date of Grant and to the extent of an additional one-third of such shares on the date two years and the date three years from the Date of Grant. Unless otherwise set forth in the applicable Award Document, in the event of the death of the Participant, any Option Rights outstanding shall, notwithstanding the provision providing for accrual in installments set forth in the preceding sentence, become immediately exercisable in full. To the extent exercisable, the Option Rights may be exercised in whole or in part from time-to-time.

          (F) Except as otherwise set forth in the applicable Award Document, all rights under any Option Right, including any Option Right installment which has not previously become exercisable, shall cease and terminate on the earliest of the following dates:

             (i) The date on which a Participant ceases to be an employee of the Company or a Subsidiary for any reason whatsoever unless the Participant ceases to be such employee by reason of (a) death or (b) Retirement;

             (ii) Three years after the date of the death of the Participant if
        (a) the Participant dies while an employee of the Company or a Subsidiary or (b) the Participant dies following his or her Retirement;

             (iii) Ten years from the date on which the Option Right was granted; and

             (iv) The date on which the Participant intentionally commits an act materially harmful to the interests of the Company or a Subsidiary as determined by the Board of Directors.

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          (G) Nothing contained in the Plan shall limit whatever right the
     Company or a Subsidiary might otherwise have to terminate the employment of the Participant, and the terms of an Option Right shall not be affected in any manner by any employment or other agreement between the Participant and the Company or any Subsidiary.

          (H) An Option Right shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law. An Option Right shall not be exercisable if at the time of exercise such exercise would require registration under the Securities Act of 1933, as amended, or under any similar federal securities law then in effect, of the shares of Common Stock or other securities to be purchased thereunder, and such registration shall not then be effective. The Company shall register the shares of Common Stock or other securities covered by an Option Right under any such law if (i) such registration shall be necessary for the exercise of an Option Right and the Board of Directors shall not determine that such registration would result in undue expense or undue hardship to the Company or (ii) the Board of Directors, in it sole discretion, shall determine that such registration is desirable to effect the purposes for which the Option Right is granted and would not result in undue expense or undue hardship to the Company.

          (I) Each grant of Option Rights shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

          (J) The number of shares for which Option Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

                                   ARTICLE IV

                              APPRECIATION RIGHTS

     4.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting of Appreciation Rights to Eligible Employees in respect of any or all stock options heretofore or hereafter granted (including stock options simultaneously granted) pursuant to any stock option plan or employment agreement of the Company now or hereafter in effect, whether or not such stock options are at such time exercisable, to the extent that such stock options at such time have not been exercised and have not been terminated. Each grant shall be subject to the terms, conditions and limitations set forth herein and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document. The amount which may be due the Participant at the time of the exercise of an Appreciation Right may be paid by the Company in whole shares of Common Stock (valued at an amount equal to the Fair Market Value on the date of exercise), in cash or a combination thereof, as the Board of Directors shall determine. Each grant of Appreciation Rights shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

     4.02 Exercise of Appreciation Rights. An Appreciation Right may be exercised at any time when the related stock option may be exercised by the surrender to the Company, unexercised, of the related stock option.

     4.03 Limitation on Payments. The amount payable on the exercise of any Appreciation Rights may not exceed 100% (or such lesser percentage as the Board of Directors may determine) of the aggregate Spread of the shares of Common Stock covered by the related stock option.

     4.04 Termination of Appreciation Rights. An Appreciation Right shall terminate and may no longer be exercised upon the earlier of (a) exercise or termination of the related stock option or (b) any termination date set forth in the applicable Award Document.

     4.05 Limitation on Number of Appreciation Rights. The number of shares for which Appreciation Rights may be granted to any Eligible Employee during any calendar year shall not exceed 1,000,000.

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                                   ARTICLE V

                                RESTRICTED STOCK

     5.01 Authorization and Terms. The Board of Directors may from time-to-time authorize the granting or sale of Restricted Stock to Eligible Employees. Each grant or sale shall be subject to the following terms, conditions and limitations and such other terms, conditions and limitations not inconsistent with the Plan as may be set forth in the applicable Award Document:

          (A) Each grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services and shall entitle such Participant to voting, dividend and other ownership rights, as the Board of Directors may determine, subject, however, to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code and the regulations thereunder, and restrictions on transfer as the Board of Directors may determine.

          (B) Each grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share on the Date of Grant.

          (C) Each grant or sale of Restricted Stock shall be evidenced by an Award Document issued on behalf of the Company and delivered to the Participant.

          (D) Each grant or sale shall be subject to a vesting requirement as specified by the Board of Directors. The vesting requirement shall specify the percentage of the number of shares of Restricted Stock granted to any Participant that such Participant shall be entitled to receive without restriction based upon achievement of one or more Performance Goals.

          (E) The number of shares of Restricted Stock that may be granted to any Eligible Employee during any calendar year shall not exceed 500,000.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

     6.01 Generally. The Plan shall be administered by the Board of Directors, which may from time-to-time delegate all or any part of its authority under the Plan to a Committee.

     6.02 Interpretation and Construction. The interpretation and construction by the Board of Directors of any provision of the Plan or of any Award Document and any determination by the Board of Directors, in its business judgement, pursuant to any provision of the Plan or of any such Award Document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination. All questions pertaining to the construction, interpretation, regulation, validity and effect of the terms and provisions of the Plan shall be determined in accordance with the laws of the State of Ohio.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

     7.01 Amendment of the Plan. The Plan may be amended from time-to-time by the Board of Directors; provided, however, that after the Plan has been approved by the shareholders of the Company, no amendment of the Plan shall be made by the Board of Directors without (a) the approval of the Company's shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange on which the Common Stock is listed, if any, or to the extent the amendment increases the maximum number of shares specified in Article II (except that adjustments authorized by Section 8.02 shall not be limited by this provision) and (b) the consent of each affected Participant if such amendment would

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adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment.

     7.02 Amendment of Award Documents. The Board of Directors may amend any Award Document evidencing an Award, provided, however, that except as provided in Section 8.02, (a) the option price per share may not be decreased following the Date of Grant of any related Option Right and (b) no such amendment shall, without the consent of the Participant, adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment, except as otherwise set forth in the Plan or the applicable Award Document.

     7.03 Automatic Termination. Unless earlier terminated by the Board of Directors, the Plan will terminate at midnight on April 23, 2012, and no new Awards may be granted thereafter. However, Awards previously granted will continue in force beyond such date subject to the terms and provisions of the Plan and the applicable Award Document.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Transferability. Unless otherwise set forth in the applicable Award Document, no Option Right or Appreciation Right shall be transferable by a Participant other than by will or the laws of descent and distribution, and Option Rights and Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant. No right or interest of any Participant in any Award shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, any lien, obligation or liability of such Participant, or execution or levy of any kind, voluntary or involuntary, except as provided herein or required by law.

     8.02 Adjustments. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of Common Stock or other securities covered by outstanding Awards as the Board of Directors in its sole discretion, as determined in its business judgement, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event which in the determination of the Board of Directors, as determined in its business judgement, has an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind or shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan and in the maximum number of shares that may be purchased or received by any person, and may make such other equitable adjustments, as the Board of Directors in its sole discretion, as determined in its business judgement, may determine is appropriate to reflect any event of the type described in clauses (a), (b) and/or (c) of the preceding sentence.

     8.03 Fractional Shares. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     8.04 Withholding Taxes. The Company shall have the right to deduct from any transfer of shares or other payment under the Plan an amount equal to the federal, state and local income taxes and employment taxes required to be withheld by it with respect to such transfer and payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Participant or other person receiving such transfer or payment, to pay to the Company the balance of such taxes so required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay to the Company an amount required to be withheld under applicable income and employment tax laws, the Participant, in accordance with such rules as may be specified by the Board of Directors, may elect to satisfy the obligation, in whole or in part, by electing to have

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withheld, from the shares required to be delivered to the Participant, shares of
Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common
Stock held by such Participant. The shares used for tax withholding settlement will be valued at an amount equal to the Fair Market Value of such Common Stock on the Tax Date. Election by a Participant to have shares withheld or to deliver other shares of Common Stock for this purpose will be subject to the following restrictions: (a) such election must be made prior to the Tax Date and (b) such election will be subject to the disapproval of the Board of Directors. In no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 8.04 to satisfy applicable withholding taxes in connection with an Award exceed the minimum amount of taxes required to be withheld.

     8.05 Change of Control. Unless otherwise set forth in the applicable Award Document, in the event of a "Change of Control" of the Company, as defined below, (a) any Option Rights or Appreciation Rights outstanding shall, notwithstanding any provisions providing for accrual in installments, become immediately exercisable in full and (b) any Restricted Stock Awards outstanding shall no longer be subject to any substantial risk of forfeiture, restrictions on transfer or vesting requirements. A "Change of Control" shall be deemed to have occurred if:

          (A) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") who or that, together with all "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) of such person, is the Beneficial Owner (as defined below) of ten percent (10%) or more of the shares of Common Stock then outstanding, except:

             (i) the Company;

             (ii) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

             (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

             (iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

     Notwithstanding the foregoing: (a) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control; and
     (b) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified

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     in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

          (B) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          (C) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

             (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

             (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person, together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (A)(iv) above) of the combined voting power of the Company's then outstanding securities.

          (D) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person, together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

          (E) The shareholders of the Company approve a plan of complete liquidation of the Company.

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     For purposes of this Section 8.05, a person shall be deemed the "Beneficial
Owner" of and shall be deemed to "beneficially own" any securities:

          (x) which such person or any of such person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

          (y) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this definition) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversation rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

          (z) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this definition) or disposing of any securities of the Company;

provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this Section 8.05 shall cause a person engaged in business as an underwriter or securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

     8.06 Not an Employment Contract. The Plan shall not confer upon any Eligible Employee or Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right such Eligible Employee, Participant, the Company or any Subsidiary would otherwise have to terminate such Eligible Employee's or Participant's employment at any time.

     8.07 Invalidity of Provisions. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such part, parts or portion which may for any reason be hereafter declared invalid.

     8.08 Effective Date. The Plan will become effective on January 1, 2003 following its approval at a duly held meeting of the shareholders of the Company. The Plan shall be deemed to have been adopted on the date of such meeting.

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